EXHIBIT 23(b)


                       CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in the registration statement of Progress Financial Corporation on Amendment No. 1 to Form S-2 of our report dated January 22, 1998, on our audits of the consolidated financial statements of Progress Financial Corporations as of December 31, 1997 and 1996, and for the years ended December 31, 1997, 1996, and 1995, which report is incorporated by reference in the Annual Report on Form 10-K. We also consent to the reference to our firm under the caption "Experts".



/s/ Coopers & Lybrand L.L.P.

COOPERS & LYBRAND L.L.P.


Philadelphia, Pennsylvania
April 27, 1998